Exhibit 21


                  Subsidiaries of Regent Assisted Living, Inc.


Name of Subsidiary        Percentage Owned        State of Incorporation

RAL, Inc.                     100%                        Oregon
Regent/Corvallis, LLC         50.1%                       Oregon